PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  -----------------------------
                                  For More Information Contact:
                                  Vida H. Lampkin
                                  (870) 836-6841
                                  February 2, 1999


     HCB Bancshares, Inc. announced that it was informed today by NASDAQ that effective the close of business on February 2, 1999, the common stock of HCB Bancshares has been delisted from the NASDAQ Stock Market for failure to timely file reports with the Securities and Exchange Commission. HCB Bancshares, Inc. is preparing the required SEC filings and intends to either appeal the decision or re-apply for stock listing on the NASDAQ Stock Market.

     HCB Bancshares, Inc. is the holding company for HEARTLAND Community Bank, which conducts business through its main office located in Camden, Arkansas and four branch offices located in Camden, Fordyce, Monticello and Sheridan, Arkansas and a loan production office in Bryant, Arkansas.